Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 63 to Registration Statement No. 002-74452 on Form N-1A of our report dated February 24, 2012 (January 22, 2013 as to Class III Financial Highlights) for BlackRock Managed Volatility V.I. Fund (formerly BlackRock Balanced Capital V.I. Fund) (the “Fund”), one of the funds constituting BlackRock Variable Series Funds, Inc. (the “Company”), relating to the financial statements and financial highlights of the Fund, appearing in the Annual Report on Form N-CSR/A of the Company for the year ended December 31, 2011. We also consent to the references to us under the headings “Financial Highlights” and “Funds and Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 22, 2013